Exhibit 10.2

SUMMARY OF COMPENSATION FOR
THE BOARD OF DIRECTORS OF
AGREE REALTY CORPORATION
(Effective as of December 12, 2025)

Annual Board Member Retainer:

Non-Employee Director:                $210,000*

Audit Committee Chair:                $25,000 (in addition to non-employee retainer)

Lead Independent Director:             $30,000 (in addition to non-employee retainer)

Compensation Committee Chair:            $20,000 (in addition to non-employee retainer)

Nominating & Governance Committee Chair:    $20,000 (in addition to non-employee retainer)

*$130,000 of the above amount is payable in restricted stock awards with one year vesting. The remaining amounts above are payable, at each director’s election, either quarterly in cash or in additional restricted stock awards with one year vesting.

Other:

Directors traveling from outside the Royal Oak, Michigan area are reimbursed for all out-of-pocket expenses incurred in connection with attending meetings of the Board or any committees thereof.

Directors who are employees or officers of the Company do not receive any compensation for serving on the Board or any committees thereof.